Exhibit 99.1

Webcast/Conference Call TODAY, Monday, November 10th at 5:00 p.m. EST

WEBCAST LINK:	www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN:	800/732-5617 or 212/231-2902 (international callers)

CALL REPLAY:	800/633-8284 or 402/977-9140; passcode: 21396892 (through November 17)

Carmike Cinemas Reports 2008 Third Quarter Results

- Extends Improvement in Per Patron Revenue,

Partially Offsetting Lower Average Attendance -

COLUMBUS, GA – November 10, 2008 — Carmike Cinemas, Inc. (NASDAQ: CKEC), the nation’s leading motion picture exhibitor in 3-D, today reported results for the 2008 third quarter and nine-month period ended September 30, 2008, as summarized below.

SUMMARY FINANCIAL DATA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2008	2007	2008	2007
Total revenue	$122.9	$132.7	$357.6	$368.8
Operating income	9.7	13.9	24.2	31.5
Interest expense, net	9.8	11.8	31.0	35.5
Theatre level cash flow (1)	23.0	29.1	66.8	76.7

	September 30,	September 30,
	2008	2007
Total debt	$404.3	$437.6
Net debt (1)	$396.4	$414.6

(1)	Theatre level cash flow and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow to operating income for the three and nine months ended September 30, 2008 and 2007, as well as a schedule of total debt and net debt, are included in the supplementary tables accompanying this news announcement.

“While the economic environment is very challenging, Carmike made continued progress towards its operating strategies in the 2008 third quarter as reflected by increases in per patron revenue, expense reductions, lower interest expense, a decline in bank debt, and additional closures of under-performing theatres,” stated Michael W. Patrick, Carmike’s Chief Executive Officer.

“During the third quarter, we again achieved an increase in average per patron revenue as both admission and concession/other sales per patron rose year-over-year based on price increases implemented earlier in 2008. However, these improvements did not offset overall admission declines. In the face of the current operating environment, Carmike has taken timely steps to reduce expenses, with third quarter general and administrative expenses cut by over 14 percent as we lowered salaries and wage expense, incentive compensation and legal and professional fees during the period.”

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Carmike Cinemas, 11/10/08	page 2

Theatre Performance Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Average theatres	254	274	258	280
Average screens	2,295	2,387	2,318	2,412
Average attendance per screen	5,678	6,417	16,306	17,588
Average admissions per patron	$6.23	$5.79	$6.28	$5.80
Average concessions/other per patron	$3.22	$3.04	$3.23	$3.06
Total attendance (in millions)	13,029	15,314	37,795	42,430

Mr. Patrick added, “In an effort to further reduce interest expense and de-leverage Carmike’s balance sheet, on September 30 we made a voluntary $10 million bank debt pre-payment. Due to recent economic and capital market uncertainties, the Board of Directors also suspended the quarterly dividend in favor of directing surplus cash to debt repayments. Including the third quarter pre-payment, Carmike has repaid an aggregate of $33 million of bank debt over the past twelve months. Our net interest expense declined 17 percent in the 2008 third quarter as a result of the combination of lower outstanding debt and reduced borrowing rates.”

Mr. Patrick concluded, “We expect a solid fourth quarter at the box office, with bellwether family films such as Madagascar 2, Beverly Hills Chihuahua, High School Musical 3: Senior Year and Bolt in 3-D as well as the James Bond sequel Quantum of Solace and the vampire saga, Twilight. Given our circuit’s digital cinema and 3-D cinema leadership, we believe Carmike is well positioned for 2009 and beyond. Importantly, 2009 has at least thirteen 3-D features scheduled. We believe films being made in 3-D are ideally suited to the tastes of consumers in our markets and we are optimistic about the potential benefit of 3-D films to attendance and the Company’s overall revenue performance. Beyond 3-D, the flexibility of our digital circuit allows us to show a range of special events that are expected to help draw new customers to our theatres, drive concession volume and provide further opportunities for premium pricing.”

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Carmike Cinemas, 11/10/08	page 3

3-D Film Release Schedule – Selected Highlights (tentative)

2008		2009		2010
Nightmare Before Christmas	Q4 -‘08	My Bloody Valentine	Q1 - ‘09	Cloudy With A Chance of
Bolt	Q4 -‘08	Coraline	Q1 - ‘09	Meatballs	Q1 -‘10
		Jonas Brothers	Q1 - ‘09	Toy Story 2	Q1 -‘10
		Monsters vs. Aliens	Q1 - ‘09	Alice In Wonderland	Q1 -‘10
		Alpha and Omega	Q2 - ‘09	How To Train Your Dragon	Q1 -‘10
		Up	Q2 - ‘09	Shrek Goes Fourth	Q2 -‘10
		Ice Age: Dawn Of		Toy Story 3	Q2 -‘10
		The Dinosaurs	Q3 - ‘09	Guardians of Ga’Hoole	Q3 -‘10
		Piranha	Q3 - ‘09	Master Mind	Q4 -‘10
		G-Force	Q3 - ‘09	Rapunzel	Q4 -‘10
		Final Destination 4	Q3 - ‘09
		Toy Story	Q4 - ‘09
		A Christmas Carol	Q4 - ‘09
		Avatar	Q4 - ‘09

Supplemental Financial Measures

Theatre level cash flow, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Total debt is defined as the sum of current maturities of long-term debt, capital leases and long-term financing obligations, long-term debt (less current maturities) and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. Carmike defines theatre level cash flow as operating income plus general and administrative expenses, depreciation and amortization and loss (gain) on sale of property and equipment. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of September 30, 2008, Carmike had 250 theatres with 2,276 screens in 36 states. Carmike’s digital cinema footprint reaches 2,147 screens, of which 430 are also equipped with 3-D capability. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations, and future performance are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding digital cinema opportunities, box office performance, the 3-D release schedule, fourth quarter 2008 and fiscal year 2009 performance and our strategies and operating goals, including our operating performance improvement plan and expectations regarding leverage. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information.

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Carmike Cinemas, 11/10/08	page 4

The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; identified weaknesses in internal control over financial reporting; the effect of our leverage on our financial condition; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:
Joseph Jaffoni or Robert Rinderman	Richard B. Hare
Jaffoni & Collins – Investor Relations	Chief Financial Officer
212/835-8500	706/576-3416
ckec@jcir.com

-tables follow-

Carmike Cinemas, 11/10/08	page 5

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Admissions	$81,051	$87,056	$236,148	$241,542
Concessions and other	41,829	45,649	121,427	127,260

Total operating revenues	122,880	132,705	357,575	368,802
Operating costs and expenses:
Film exhibition costs	45,732	48,033	131,444	133,163
Concession costs	4,771	4,841	13,356	13,427
Other theatre operating costs	49,417	50,683	146,016	145,469
General and administrative expenses	4,579	5,338	14,869	16,731
Depreciation and amortization	9,981	9,759	28,420	29,746
Loss (gain) on sale of property and equipment	(1,303)	138	(770)	(1,254)

Total operating costs and expenses	113,177	118,792	333,335	337,282

Operating income	9,703	13,913	24,240	31,520

Interest expense, net	9,769	11,814	30,975	35,479
Gain on sale of investments	(226)	(22)	(226)	(1,700)

Income (loss) from continuing operations before income taxes	160	2,121	(6,509)	(2,259)
Income tax expense	136	53	92	56,066

Income (loss) from continuing operations	24	2,068	(6,601)	(58,325)
Loss from discontinued operations, net of tax	(227)	(88)	(154)	(272)

Net income (loss) available for common stockholders	$(203)	$1,980	$(6,755)	$(58,597)

Net income (loss) per common share, Basic/Diluted:
Income (loss) from continuing operations	$0.00	$0.16	$(0.52)	$(4.63)
Loss from discontinued operations, net of tax	$(0.02)	$(0.01)	$(0.01)	$(0.02)

	$(0.02)	$0.15	$(0.53)	$(4.65)

Weighted average shares outstanding
Basic	12,667	12,650	12,660	12,588
Diluted	12,667	12,650	12,660	12,588

Dividends declared per share	$—	$0.175	$0.35	$0.525

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Carmike Cinemas, 11/10/08	page 6

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW (Unaudited)

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating income	$9,703	$13,913	$24,240	$31,520
Loss (gain) on sale of property and equipment	(1,303)	138	(770)	(1,254)
General and administrative expenses	4,579	5,338	14,869	16,731
Depreciation and amortization	9,981	9,759	28,420	29,746

Theatre level cash flow	$22,960	$29,148	$66,759	$76,743

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	September 30, 2008	December 31, 2007
Bank debt	$284,248	$301,544
Capital leases and long-term financing obligations,	120,018	120,169

Total debt	404,266	421,713
Less cash and cash equivalents	(7,825)	(21,975)

Net debt	$396,441	$399,738

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